Exhibit 99.5


[LOGO] OPTION ONE                                               [LOGO] H&R BLOCK
       MORTGAGE

       an H&R BLOCK company

March 10, 2006

Steve Shapiro
Morgan Stanley-SPG Finance
1585 Broadway, 10th Floor
New York, New York 10036

Michelle Wilkie
Morgan Stanley Legal Counsel
1221 Avenue of the Americas, 5th Floor
New York, New York 10020

Jeff Williams
Morgan Stanley-Servicing Oversight
5002 T-Rex Ave., suite 300
Boca Raton, Florida 33431

Peter Woroniecki
Morgan Stanley-RFPG
1221 Avenue of the Americas, 27th Floor
New York, New York 10020

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934
Attention: Trust Administration MS05H1
Inv#293


Re:   Annual Officer's Certificate

      Pursuant to Section 3.22 of the Pooling and Servicing Agreement, dated and effective as of January 1, 2005, among Morgan Stanley ABC Capital I Inc., as Depositor, Countrywide Home Loans Servicing LP, as Servicer, Homeq Servicing Corporation, as Servicer, Decision One Mortgage Company LLC, as Responsible Party, Option One Mortgage Corporation, as Responsible Party and Servicer,
NC Capital Corporation, as Responsible Party, Accredited Home Lenders, Inc., as Responsible Party, Wells Fargo Bank, N.A as Custodian, and Deutsche Bank National Trust Company, as Trustee, (the "Servicing Agreement"), enclosed is the required officer's certificate of compliance.

If you have any questions, please contact Elizabeth Nguyen at (949) 790-3923 or e-mail: Elizabeth.Nguyen@oomc.com


Option One Mortgage Corporation
6501 Irvine Center Drive
Irvine, CA 92618


www.optiononeonline.com

6501 Irvine Center Drive Irvine California 92618 949.790.3600 Fax949.790.7514 [LOGO]

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                           OFFICER'S CERTIFICATE

                        ANNUAL STATEMENT OF THE SERVICER


      I, Fabiola Camperi, the duly appointed Chief Servicing Officer of Option One Mortgage Corporation, the Servicer, hereby certify that (i) a review of the activities of the Servicer during the calendar year ended December 31, 2005 and of performance under the Servicing Agreement, as defined in the cover letter, has been made under my supervision, and (ii) to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement during such year.

                                    By: /s/ Fabiola Camperi
                                        --------------------------
                                    Name: Fabiola Camperi
                                    Title: Chief Servicing Officer
                                    Date: February 28, 2006